POWER OF ATTORNEY


       The officers and directors of Maxtor Corporation whose signatures appear below hereby constitute and appoint Laurence R. Hootnick and Mark Chandler, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their and his substitutes, shall do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

  Signature                Title                    Date
  ___________________________________________________________________

  /s/ Laurence R. Hootnick     President, Chief       02-10-94
  Laurence R. Hootnick         Executive Officer
                               and Director
                               (Principal
                               Executive Officer)

  /s/ Walter D. Amaral         Vice President,        02-10-94
  Walter D. Amaral             Chief Financial
                               Officer (Principal
                               Financial Officer)

  /s/ Michael M. Cully         Vice President,        02-10-94
  Michael M. Cully             Finance and
                               Controller
                               (Principal
                               Accounting
                               Officer)


  /s/ James M. McCoy           Chairman of the        02-10-94
  James M. McCoy               Board


  /s/ Charles Hill             Director               02-10-94
  Charles Hill


  /s/ Gregory M. Gallo         Director               02-10-94
  Gregory M. Gallo


  /s/ Juan A. Rodriquez        Director               02-10-94
  Juan A. Rodriquez